Exhibit 10.97

                                February 22, 2001

E-Loan, Inc.
5875 Arnold Blvd., Suite 100
Dublin, California 94568

Attention:  Mr. Steven M. Majerus

         Re:  E-LOAN -- SECURITIZATION COMMITMENT

Dear Steve:

       Reference is hereby made to the Master Loan and Security Agreement dated as of May 10, 1999, as amended through and including the date hereof (the "Loan Agreement") between E-Loan, Inc. ("E-Loan") and Greenwich Capital Financial Products, Inc. ("Greenwich"). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

       Pursuant to the Loan Agreement, Greenwich has agreed to provide interim funding to E-Loan for the origination and acquisition of certain Mortgage Loans. In consideration therefore, and other consideration, the receipt and sufficiency of which are hereby acknowledged, E-Loan hereby grants Greenwich and its affiliates the right to act as its exclusive lead underwriter/placement agent in accordance with the terms and conditions set forth in the Summary of Terms set forth in EXHIBIT A hereto. The provisions and conditions of the Summary of Terms set forth in EXHIBIT A are incorporated herein by reference and shall be made part hereof as though set forth herein in full. The appointment of Greenwich gives Greenwich the right, BUT NOT THE OBLIGATION, to act as such underwriter/placement agent.

       This letter agreement sets forth the entire agreement of Greenwich and E-Loan with respect to the subject matter hereof and supersedes all prior discussions and correspondence between Greenwich and E-Loan with respect to the subject matter hereof. This letter agreement shall be governed by the laws of the State of New York governing contracts made and to be performed in such state, without giving effect to principles of conflicts of law. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed the same document. This letter agreement may not be amended or modified except in writing signed by both E-Loan and Greenwich.

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                                                                   Exhibit 10.97


Mr. Steven M. Majerus
February 22, 2001
Page Two


       Please acknowledge your agreement to the foregoing by signing and returning the enclosed copy of this letter to the undersigned. This agreement shall become effective upon receipt by Greenwich of your signed acknowledgment to the terms of this letter and will survive the expiration of the Loan Agreement.

                                       Sincerely,


                                       /s/ MICHAEL PILLARI
                                       -----------------------------------------
                                       Michael Pillari
                                       Senior Vice President

Agreed and Accepted as of the Date First Above Written:

E-LOAN, INC.

By: /s/ STEVEN M. MAJERUS
    ---------------------------------------
    Name: Steven M. Majerus
    Title: VP
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                                                                   Exhibit 10.97


                                                                       EXHIBIT A

                                  E-LOAN, INC.

                             SECURITIZATION FACILITY

                                SUMMARY OF TERMS

Loans: The loans eligible for the Securitization Facility (the "Loans") are mortgage loans originated or purchased by E-Loan which create a first lien on the related real property and are underwritten according to guidelines approved by Greenwich, and which are otherwise acceptable to Greenwich and Greenwich Capital Markets, Inc. ("GCM").

Agent: E-Loan hereby appoints GCM as its exclusive lead manager in connection with the disposition of Loans in an amount equal to the Facility Amount (as described below). In such capacity, GCM shall act as purchaser, underwriter or placement agent, as mutually agreed.

Co-managers:       E-Loan  may  designate  one  or  more   co-managers  for  the
                   securitization   of  any  Loans   under  the   Securitization
                   Facility;   PROVIDED,   HOWEVER,  the  amount  of  securities
                   allocated to  any co-manager  will  not reduce  the  Facility
                   Amount.

Facility Amount:   The  first  $350  million  of  securities  secured  by  Loans originated or purchased by the Company and not sold or under contract for sale prior to the date hereof.

Fees: E-Loan hereby agrees to pay GCM a placement/underwriting fee in an amount equal to then-applicable placement/underwriting fees charged by GCM for securitizations of loans similar to the Loans. The aggregate proceeds of the sale of Loans pursuant to a securitization transaction will be applied, first, to repay Greenwich, GCM and their affiliates all amounts owing under any financing arrangement or repurchase agreement with E-Loan or its affiliates.

Duties: E-Loan acknowledges that GCM and its affiliates are acting in an independent capacity in connection with the Securitization facility, as not as an agent or fiduciary of E-Loan or any other person.

Documentation:     The parties will work together to obtain  mutually  agreeable
                   documentation   in   connection   with  each   securitization
                   transaction.   Among  other   things,   E-Loan  will  provide
                   representations  and  warranties  and  repurchase   covenants
                   regarding the Loans which are reasonably acceptable to GCM and applicable rating agencies. The parties will execute
                   GCM's  standard



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                                                                   Exhibit 10.97

                   form of underwriting agreement or placement agency agreement, which agreement will provide, among other things, for the indemnification of GCM, its affiliates, directors, officers, employees, agents, consultants and counsel under certain circumstances.

Cooperation:       The  Company  will  cooperate  fully  with  GCM as and to the extent reasonably requested by GCM to effect a securitization transaction  of the Loans.  The Company will furnish GCM with all financial and other information concerning the Company as
                   GCM  deems  reasonably  appropriate  in  connection  with the performance of the services  contemplated  by this letter and in that connection  will provide GCM with  reasonable  access during  normal  business  hours  to the  Company's  officers, directors, employees, accountants, and other representatives.
                   The Company  acknowledges and confirms that GCM (i) will rely on  such  information  in the  performance  of  the  services
                   contemplated    by   this   letter   without    independently
                   investigating or verifying any of it, and (ii) assumes no responsibility for the accuracy or completeness of such information.

Expenses:          The Company  shall pay all fees and expenses  relating to any sale or securitization of Loans, including but not limited to the fees and disbursements of legal counsel  (including GCM's counsel, and investors' counsel in any private placement,  if retained),  rating agency fees, credit  enhancement fees, SEC registration  fees  (or  equivalent  ratable  fees  of a  GCM
                   affiliate   in  lieu  thereof  if  such   affiliate's   shelf
                   registration is used), trustee fees, and customary auditors' fees and due diligence expenses.

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